EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Hawkeye Systems Launches Rift Cyber to Pioneer the Convergence of Physical and Cybersecurity

SAVANNAH, Ga., April 1, 2025/PR Newswire/ – Hawkeye Systems, Inc. (OTCQB: HWKE) today announced the formation of Rift Cyber LLC (“Rift Cyber”), a newly created subsidiary focused on developing technologies that operate at the intersection of physical and digital security. This move marks a strategic realignment of Hawkeye’s resources toward a domain where legacy systems have failed to keep pace with modern threat dynamics: the convergence of cyber and physical vulnerabilities.

Rift Cyber is building tools that treat physical security as a data problem leveraging threat modeling, automation, and digital intelligence to harden real-world environments. The Company’s initial roadmap to include modular platforms for physical asset monitoring, behavioral anomaly detection, and secure access controls, integrating software and sensor layers.

“This isn’t cybersecurity for SMBs,” said Corby Marshall, CEO of Hawkeye “This is about recognizing that locks, guards, and gates aren’t enough when attackers can pivot from physical to digital and back again. Rift is designed for that reality—where every physical surface is a potential endpoint.”

Security and technology veterans Christian Schjolberg (CTO Urvin.ai) and Pete Herzog (OSSTMM creator and ISECOM Director) will head the subsidiary. They bring decades of experience in threat architecture, red teaming, and operational resilience. Rift holds exclusive global licensing rights for a suite of proprietary technologies developed by its founders and will operate with independent governance and dedicated capital allocation.

Hawkeye's strategic goal with Rift is not an incremental improvement, it's to redefine how organizations think about securing environments where physical presence, digital infrastructure, and human behavior collide.

About Hawkeye Systems, Inc.

Hawkeye Systems, Inc. is a technology holding company focused on cutting edge technology relevant to cyber-security products and services. The Company is committed to leveraging its resources to increase the safety of small and medium businesses.

For more information, please contact:

Corby Marshall, CEO

Number: +1 (800) 531-8799

Email: info@hawkeyesystemsinc.com

Website: hawkeyesystemsinc.com

Investor relations - ir@hawkeyesystemsinc.com

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the cyber tools, body camera system, our growth strategy and product development including cybersecurity products or services, any technology related to our sales pipeline, and any other statements that are not historical facts.

Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our dependence on third-party suppliers and partners; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings.

Important factors that may cause the actual results to differ from those expressed within may include but are not limited to: the success or failure of Hawkeye's efforts to successfully market its products and services as scheduled; Hawkeye's ability to attract and retain quality employees; the effect of changing economic conditions; increased competition; the ability of Hawkeye to obtain adequate debt or equity financing. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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